EXHIBIT 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Registration Statement on Form S-1 of TSET, Inc. dated July 31, 2002, of our report dated March 17, 2000, with the exception of Note 3, which is dated October 8, 2001, relating to the consolidated financial statements, which appears in such Registration Statement.



/s/ Randy Simpson, CPA, P.C.
Randy Simpson, CPA, P.C.

Salt Lake City, Utah
August 12, 2002